Exhibit 99

American Physicians Capital, Inc. Reports Second Quarter 2009 Results

EAST LANSING, Mich.--(BUSINESS WIRE)--July 30, 2009--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced net income of $11.0 million or $1.30 per diluted common share for the second quarter of 2009. This compares to net income of $11.0 million, or $1.11 per diluted common share for the second quarter of 2008. Year-to-date, the Company has generated net income of $21.1 million or $2.43 per diluted common share in 2009, compared to $22.4 million or $2.24 per diluted common share in the first six months of 2008. At June 30, 2009, APCapital’s book value per share was $29.83 based on 8,053,487 shares outstanding.

“Our careful management of investments and capital, solid underwriting, and favorable reserve development resulted in a very strong quarter for APCapital,” said President and Chief Executive Officer R. Kevin Clinton. “We continued to return value to our shareholders through dividends and share repurchases, and effective tomorrow, our shareholders will be distributed additional shares as a result of our recent four-for-three stock split.”

“The market remains competitive, making premium growth challenging,” added Clinton. “However, we remain a disciplined underwriter and continue to be patient as we search for growth opportunities.”

Stock Split

On June 23, 2009, the Company’s Board of Directors declared a four-for-three stock split of its common shares to shareholders of record on July 10, 2009. Shares resulting from the stock split will be distributed to shareholders July 31, 2009. All share and per share numbers disclosed in this press release are presented pre-stock split. Our quarterly report on Form 10-Q will be filed subsequent to the stock split, and as such will include disclosures of share and per share amounts on a split adjusted basis.

Updated Annual Guidance for 2009

“We have previously stated that we expect to report operating earnings of at least $4.25 per diluted share for 2009,” said Clinton. “However, as a result of better than expected loss cost trends in the first six months of 2009, we are updating our annual guidance for 2009. We believe that if the trends in frequency, severity and pricing remain stable in our book of business throughout the second half of 2009, we should report operating earnings for 2009 of at least $4.60 per diluted share.”

The guidance and related assumptions are subject to the risks and uncertainties outlined in the Company’s Forward-Looking Statements section of this press release.

Consolidated Income Statement
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Direct Premiums Written	$ 24,245	$ 26,444	$ 54,367	$ 60,115

Net Premiums Written	$ 23,389	$ 25,499	$ 52,109	$ 57,674

Net Premiums Earned	$ 28,382	$ 31,420	$ 57,688	$ 63,067
Incurred Loss and Loss Adjustment Expenses:
Current Accident Year Losses	23,200	24,670	47,036	49,288
Prior Year Losses	(10,087)	(7,003)	(18,311)	(15,423)
Total	13,113	17,667	28,725	33,865

Underwriting Expenses	7,319	6,623	14,451	13,639
Underwriting Income	7,950	7,130	14,512	15,563
Investment Income	8,028	9,235	16,218	19,192
Other Income (1)	212	280	435	(313)
Other Expenses	(846)	(1,115)	(1,818)	(2,332)
Pre-tax Income	15,344	15,530	29,347	32,110
Federal Income Taxes	4,354	4,487	8,270	9,693
Net Income	$ 10,990	$ 11,043	$ 21,077	$ 22,417

Loss Ratio:
Current Accident Year	81.7%	78.5%	81.5%	78.2%
Prior Year Development	-35.5%	-22.3%	-31.6%	-24.5%
Calendar Year	46.2%	56.2%	49.8%	53.7%

Underwriting Expense Ratio	25.8%	21.1%	25.1%	21.6%

Combined Ratio	72.0%	77.3%	74.9%	75.3%

(1) Includes realized gains and losses

Direct premiums written were $24.2 million in the second quarter of 2009, down $2.2 million or 8.3% from the same period a year ago. Year-to-date, direct premiums written are down $5.7 million or 9.6%. The declines in direct premiums written were the result of rate reductions based on lower claims frequency trends and competitive pressures. We insured 8,693 physicians at June 30, 2009, down from 9,068 insureds at year end 2008.

Net premiums earned in the second quarter of 2009 were down $3.0 million or 9.7% from the second quarter of 2008 and were down $5.4 million or 8.5% year-to-date. The decline in net premiums earned varied from the declines in direct premiums written due to the lag between premiums written and earned and a slight increase in the percentage of reinsurance premiums ceded.

Although direct premiums written and net premiums earned are down for the second quarter of 2009, our active share repurchase program has resulted in an increase in both direct premiums written and net premiums earned this quarter as compared to the second quarter of 2008 on a per share basis.

The 2009 second quarter loss ratio was 46.2% with $10.1 million of positive development from prior accident years. For the six months ended June 30, 2009, the loss ratio was 49.8% with $18.3 million of positive prior year development. On an accident year basis, the loss ratio for the first half of 2009 was 81.5%, up from the 78.2% reported in the first half of 2008. This increase in accident year loss ratio reflects our recent premium rate decreases.

The amount of positive reserve development in the second quarter of 2009 was $3.1 million higher than the second quarter of 2008 and higher than most other recent quarters. Several claims were settled this quarter at significant savings to amounts previously reserved. As a result, projected ultimate losses were reduced more this quarter.

Claim frequency continued to be at historically low levels, but appears to be leveling-off. The number of claims reported in the second quarter of 2009 was 254, down from 261 reported in the second quarter of 2008. Our open claim count fell 4.9% from December 31, 2008 to 1,349 outstanding claims at June 30, 2009. Our average paid claims have trended up slightly in recent quarters. Our average net case reserve increased to $178,500 at June 30, 2009 from $166,500 at December 31, 2008.

The underwriting expense ratio increased in the second quarter of 2009 to 25.8% from 21.1% in the second quarter of 2008. Year-to-date the underwriting expense ratio is up to 25.1% from 21.6% a year ago. This increase in the underwriting expense ratio is primarily the result of implementing our new policy and claims information system. Effective in the first quarter of 2009 we discontinued capitalizing internally developed system costs, and we are now amortizing costs previously capitalized. In addition, the decline in premium volume also increased the underwriting expense ratio. Other expenses were down $269,000 in the second quarter of 2009 and $514,000 year-to-date as a result of lower interest expense on our trust preferred debt.

Investments

Investment income was $8.0 million in the second quarter of 2009, down from $9.2 million for the same period in 2008. The overall investment yield decreased from 4.38% in the second quarter 2008 to 3.97% in the second quarter of 2009. Year-to-date our investment yield was 3.97% through June 2009 compared to 4.53% through June 30, 2008. These decreases were primarily attributable to our increased position in tax-exempt securities, and the decline in short-term interest rates. Our year-to-date after tax-yield was 3.11% through June 30, 2009 as compared to 3.36% a year ago. Our bond portfolio continued to perform well with no impairments in 2009.

Balance Sheet and Equity Information

APCapital’s total assets were $972.2 million at June 30, 2009, down $33.6 million from December 31, 2008. At June 30, 2009, the Company’s total shareholders’ equity was $240.2 million, down $13.8 million from December 31, 2008. Our net income of $21.1 million through the second quarter of 2009 has been offset by the Company utilizing $33.2 million of equity to repurchase its common shares and $1.9 million to pay shareholder dividends.

Capital Management

In the second quarter of 2009, APCapital repurchased 522,300 shares at an average cost of $39.93 per share. Year-to-date through June 30, 2009 we have repurchased 817,500 shares at an average cost of $40.58 per share. The volume of share repurchases was up in the second quarter of 2009 due to the lower market price of our stock. APCapital has the following outstanding share repurchase authorizations:

	Type of		(In thousands)
Date Approved	Repurchase		Amount	Amount
By Board	Plan		Authorized	Remaining (2)
June 23, 2009	Rule 10b5-1		$20,000	$17,899
February 7, 2008	Discretionary	(1)	$25,000	$17,149
			$45,000	$35,048

(1) All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the Company's normal trading window.
(2) As of June 30, 2009.

The share repurchase program remains an integral part of APCapital’s capital management program. APCapital seeks to maintain an optimal, but flexible, level of capital during this softer market cycle.

In the second quarter of 2009, the Board of Directors declared a second quarter cash dividend of $0.11 per common share, which was paid to shareholders on June 30, 2009. On a post-split basis, today, APCapital’s Board of Directors declared a third quarter cash dividend of $0.0825 per common share payable on September 30, 2009 to shareholders of record on September 12, 2009.

Conference Call

APCapital will host a live conference call to discuss second quarter 2009 financial results on Friday, July 31, 2009 at 10:00 a.m. Eastern Time. Investors are invited to participate in our live call by dialing (888) 576-4398 or (719) 325-2301. A live webcast will also be available in a listen-only format on APCapital’s website, http://www.apcapital.com. An archived edition of the Webcast can be accessed by going to APCapital’s website and selecting “For Investors,” then “Webcasts.” For individuals unable to listen to the live conference call, a telephone replay will be available by dialing (888) 203-1112 or (719) 457-0820 and entering the conference ID code: 1742633. The replay will be available through 11:59 p.m. Eastern Time on Friday, August 7, 2009.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results or use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

  increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;
  our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;
  market liquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate and may have other unforeseen consequences that we are currently unable to predict;
  an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;
  if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;
  our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;
  a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;
  changes in interest rates could adversely impact our results of operation, cash flows and financial condition;
  the unpredictability of court decisions could have a material adverse financial impact on our operations;
  our business could be adversely affected by the loss of one or more of our key employees;
  the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;

  our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;
  legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;
  applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;
  any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Return on Equity

As a way of evaluating our capital management strategies we measure and monitor our return on equity, or ROE, in addition to our results of operations. We measure ROE as our net income for the period divided by our total shareholders’ equity as of the beginning of the period. Other companies sometimes calculate ROE by dividing annualized net income by an average of beginning and ending shareholders’ equity. Accordingly, the ROE percentage we provide may not be comparable with those provided by other companies. We also use a modified version of ROE as the basis for determining performance-based compensation.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital’s underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company’s operations, APCapital’s decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital’s financial information to evaluate the success of APCapital’s underlying insurance operations.

In addition to APCapital’s reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital’s current underwriting performance. The accident year loss ratio excludes the effect of prior years’ loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

Summary Financial Information
American Physicians Capital, Inc.

Balance Sheet Data	June 30,	December 31,
	2009	2008
	(In thousands, except per share data)
Assets:
Available-for-sale - bonds	$ 238,378	$ 222,941
Held-to-maturity - bonds	411,383	481,750
Other invested assets	22,754	24,320
Cash and cash equivalents	139,079	101,637
Cash and investments	811,594	830,648

Premiums receivable	28,426	34,024
Reinsurance recoverable	80,122	86,397
Deferred federal income taxes	17,537	18,573
Other assets	34,530	36,181
Total assets	$ 972,209	$ 1,005,823

Liabilities and Shareholders' Equity:
Unpaid losses and loss adjustment expenses	$ 635,796	$ 644,396
Unearned premiums	50,377	55,984
Long-term debt	25,928	25,928
Other liabilities	19,899	25,478
Total liabilities	732,000	751,786

Common stock	-	-
Additional paid-in-capital	-	-
Retained earnings	232,271	246,173
Accumulated other comprehensive income:
Net unrealized gains on investments,
net of deferred federal income taxes	7,938	7,864
Shareholders' equity	240,209	254,037

Total liabilities and shareholders' equity	$ 972,209	$ 1,005,823

Shares outstanding	8,053	8,812
Book value per share	$ 29.83	$ 28.83

Summary Financial Information
American Physicians Capital, Inc.

Income Statement
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per share data)
Direct premiums written	$ 24,245	$ 26,444	$ 54,367	$ 60,115

Net premiums written	$ 23,389	$ 25,499	$ 52,109	$ 57,674

Net premiums earned	$ 28,382	$ 31,420	$ 57,688	$ 63,067
Investment income	8,028	9,235	16,218	19,192
Net realized gains (losses)	-	74	-	(708)
Other income	212	206	435	395
Total revenues	36,622	40,935	74,341	81,946

Losses and loss adjustment expenses	13,113	17,667	28,725	33,865
Underwriting expenses	7,319	6,623	14,451	13,639
Other expenses	846	1,115	1,818	2,332
Total expenses	21,278	25,405	44,994	49,836

Income before income taxes	15,344	15,530	29,347	32,110
Federal income tax expense	4,354	4,487	8,270	9,693
Net income	$ 10,990	$ 11,043	$ 21,077	$ 22,417

Adjustments to reconcile net income to operating income:
Net income	$ 10,990	$ 11,043	$ 21,077	$ 22,417
Addback:
Net realized (gains) losses, net of tax	-	(48)	-	460
Net operating income	$ 10,990	$ 10,995	$ 21,077	$ 22,877

Ratios:

Loss ratio (1)	46.2%	56.2%	49.8%	53.7%
Underwriting ratio (2)	25.8%	21.1%	25.1%	21.6%
Combined ratio (3)	72.0%	77.3%	74.9%	75.3%

Earnings per share data:

Net income
Basic	$ 1.32	$ 1.14	$ 2.47	$ 2.28
Diluted	$ 1.30	$ 1.11	$ 2.43	$ 2.24

Net operating income
Basic	$ 1.32	$ 1.13	$ 2.47	$ 2.33
Diluted	$ 1.30	$ 1.11	$ 2.43	$ 2.28

Basic weighted average shares outstanding	8,331	9,728	8,535	9,822
Diluted weighted average shares outstanding	8,456	9,928	8,673	10,019

(1) The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.

(2) The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.

(3) The combined ratio is the sum of the loss and underwriting ratios.

Summary Financial Information
American Physicians Capital, Inc.

Selected Cash Flow Information
Six Months Ended
June 30,
	2009	2008
(In thousands)

Net cash from operating activities	$ 17,247	$ 18,202

Net cash from investing activities	$ 54,908	$ 28,806

Net cash for financing activities	$ (34,713)	$ (22,436)

Net increase in cash and cash equivalents	$ 37,442	$ 24,572

American Physicians Capital, Inc.
Supplemental Statistics
Medical Professional Liability

	Reported	Net Premium
Three Months Ended	Claim Count	Earned
		(In thousands)
June 30, 2009	254	$ 28,383
March 31, 2009	244	29,302
December 31, 2008	182	30,704
September 30, 2008	233	30,494
June 30, 2008	261	31,420
March 31, 2008	232	31,657
December 31, 2007	245	33,471
September 30, 2007	191	35,517
June 30, 2007	269	34,896
March 31, 2007	247	35,034
December 31, 2006	267	37,051
September 30, 2006	297	37,774
June 30, 2006	296	37,517
March 31, 2006	308	37,448

			Average Net
		Average Net	Paid Claim
	Open	Case Reserve	(Trailing Four
Three Months Ended	Claim Count	Per Open Claim	Quarter Average)

June 30, 2009	1,349	$ 178,500	$ 76,200
March 31, 2009	1,429	179,000	74,500
December 31, 2008 (1)	1,418	166,500	72,500
September 30, 2008	1,540	153,100	69,200
June 30, 2008	1,639	150,000	65,700
March 31, 2008	1,672	148,600	63,100
December 31, 2007	1,741	144,800	67,500
September 30, 2007	1,913	144,200	70,400
June 30, 2007	2,124	136,200	69,600
March 31, 2007	2,200	138,800	56,600
December 31, 2006	2,256	137,900	59,100
September 30, 2006	2,347	138,800	57,600
June 30, 2006	2,558	136,300	63,000
March 31, 2006	2,976	120,400	78,800

	Retention Ratio
	Six Months Ended	Year Ended	Six Months Ended
	June 30, 2009	December 31, 2008	June 30, 2008
Michigan	89%	87%	86%
Illinois	89%	88%	88%
Ohio	86%	85%	90%
New Mexico	88%	86%	88%
Kentucky	89%	90%	91%
Total (all states)	88%	87%	88%

(1) Excludes the effect of approximately $16.6 million of negative paid losses resulting from the commutation of the Company's 2005 medical professional liability reinsurance treaty.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES

		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
AVAILABLE-FOR-SALE DEBT SECURITIES			(in thousands)
States And Political Subdivisions
709141-Q5-7	PENNSYLVANIA ST	$ 10,001	$ 9,355	$ 9,000
196454-FL-1	CO DEPT TRANSN REV	7,346	6,914	6,575
718814-XK-7	PHOENIX ARIZ	7,109	6,603	6,300
646135-2Y-8	NEW JERSEY ST TRANS	7,068	6,808	6,500
95667Q-AN-6	WEST VA ST SCH BLDG AUTH	7,060	6,809	6,500
646039-JA-6	NEW JERSEY ST	6,948	6,510	6,225
741701-VD-5	PRINCE GEORGES CNTY MD	6,830	6,287	6,000
928172-HL-2	VIRGINIA ST PUB BLDG AUTH	6,653	6,215	6,000
709141-Z7-3	PENNSYLVANIA ST	6,600	6,171	5,965
977056-8D-5	WISCONSIN ST	6,575	6,199	6,000
167723-BD-6	CHICAGO ILL TRAN AUTH	6,486	6,345	6,000
373383-N7-9	GEORGIA ST	6,072	5,748	5,485
391554-AP-7	GREATER ALBANY SCH DIST NO 8J OR	5,625	5,236	5,000
592013-7M-2	METROPOLITAN GOVT NASHVILLE	5,613	5,218	5,000
186343-UR-8	CLEVELAND OHIO	5,557	5,360	5,050
419780-S5-1	HAWAII ST	5,523	5,173	5,000
575827-3X-6	MASSACHUSETTS ST	5,495	5,205	5,000
79575D-LQ-1	SALT RIV PROJ ARIZ AGRIC	5,445	5,240	5,000
594700-CA-2	MICHIGAN ST TRUNK LINE	5,444	5,182	5,000
527839-BY-9	LEWIS CNTY WASH PUB UTIL	5,425	5,186	5,000
92817F-XF-8	VIRGINIA ST PUB SCH AUTH	5,419	5,175	5,000
181054-7U-5	CLARK CNTY NEV SCH DIST	5,413	5,169	5,000
452151-PZ-0	ILLINOIS ST	5,408	5,156	5,000
972176-6H-9	WILSON CNTY TENN	3,394	3,265	3,075
972176-6J-5	WILSON CNTY TENN	3,185	3,175	3,005
665093-EE-6	NO COOK CNTY ILL SOLID WASTE	1,301	1,261	1,200
665093-EF-3	NO COOK CNTY ILL SOLID WASTE	1,301	1,262	1,200
969073-HN-8	WILL CNTY ILL CMNTY HIGH SCH	1,122	1,073	1,000
250092-F4-0	DES MOINES IOWA	1,105	1,037	1,000
615401-HU-3	MOON AREA SCH DIST PA	564	523	500
708796-AP-2	PENNSYLVANIA HSG FIN AGY	540	500	500
Subtotal States And Political Subdivisions		157,627	149,360	143,080

Corporate Securities
59156R-AU-2	METLIFE INC	7,126	7,029	7,000
904764-AG-2	UNILEVER CAP CORP	6,940	6,617	6,500
459200-AL-5	INTERNATIONAL BUSINESS MACHS CORP	6,830	6,364	6,000
00508Y-AB-8	ACUITY BRANDS	6,544	6,496	6,500
002824-AS-9	ABBOTT LABS	6,410	5,994	6,000
084664-AD-3	BERKSHIRE HATHAWAY FIN CORP	6,266	5,763	6,000
26353L-JB-8	DU PONT E I DE NEMOURS & CO	6,157	5,676	6,000
369604-BC-6	GENERAL ELEC CO	5,892	5,375	6,000
210805-DP-9	CONTINENTAL AIRLS EETC	5,464	6,500	6,500
717081-CZ-4	PFIZER INC	5,246	4,994	5,000
149123-BM-2	CATERPILLAR INC	5,085	4,737	5,000
456866-AK-8	INGERSOLL RAND CO	5,009	4,775	5,000
24713@-AA-4	DELOITTE & TOUCHE USA LLP	3,954	4,000	4,000
45072G-AA-0	PVTPL I-PRETSL II COMBINATION LTD	2,192	2,192	2,192
369604-AY-9	GENERAL ELEC CO	1,041	968	1,000
075887-AS-8	BECTON DICKINSON & CO	520	479	500
Subtotal Corporate Securities		80,676	77,959	79,192

Mortgage-Backed Securities
393505-XC-1	GREEN TREE FINANCIAL CORP	75	90	90
Subtotal Mortgage-Backed Securities		75	90	90

TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES		$ 238,378	$ 227,409	$ 222,362

(1) = Available-for-sale debt securities are carried in the balance sheet at fair value.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES		(in thousands)
U.S. Government and Agency Obligations
31331S-JW-4	FFCB NOTE	14,869	14,952	15,000
Subtotal U.S. Government and Agency Obligations		14,869	14,952	15,000

States And Political Subdivisions
64711R-BD-7	NM FIN AUTH ST TRANSN REV	7,419	7,231	6,805
677519-SC-5	OHIO ST	7,208	6,895	6,615
29270C-HK-4	ENERGY N W WASH ELEC REV	7,187	6,842	6,500
341150-QU-7	FLORIDA ST	7,039	6,833	6,500
576002-AS-8	MASSACHUSETTS ST	7,130	6,819	6,500
645916-WU-7	NEW JERSEY ECONOMIC DEV AUTH	6,967	6,785	6,500
93974A-NH-3	WA ST REF-VAR PURP-SER R-03-A	6,821	6,684	6,500
736742-MA-2	PORTLAND ORE SWR SYS REV	6,618	6,530	6,000
167484-3S-1	CHICAGO ILL	6,462	6,379	6,000
576000-AZ-6	MASSACHUSETTS ST SCH BLDG	6,464	6,299	6,000
928109-JY-4	VIRGINIA ST	6,482	6,293	6,000
455393-AM-0	INDIANAPOLIS IND THERMAL ENERGY	6,337	6,285	6,000
040654-KT-1	ARIZONA ST TRANSN BRD HWY REV	6,380	6,251	6,000
20772F-JN-1	CONNECTICUT ST	6,512	6,049	5,730
647310-G3-9	NEW MEXICO ST SEVERANCE TAX	6,143	6,031	6,000
837147-XX-0	SC ST PUB SVC AUTH REV	5,915	5,686	5,430
341426-PT-5	FLORDIA ST BRD OF ED	5,813	5,560	5,290
472682-LZ-4	JEFFSN CNTY ALA SWR REV CAP IMPT	5,598	5,417	5,230
591745-F5-8	METROPOLITAN ATLANTA RAPID TRAN	5,415	5,360	5,040
478700-B2-2	JOHNSON CNTY KANS UNI SCH DIST	5,375	5,336	5,000
181324-MB-7	CLARK CNTY WASH SCH DIST NO 119	5,331	5,271	5,000
262608-NQ-1	DU PAGE & WILL CNTYS ILL CMNTY SCH	5,581	5,240	5,000
677519-3S-7	OHIO ST	5,458	5,225	5,000
576004-ED-3	MASSACHUSETTS ST	5,500	5,219	5,000
442436-2F-7	HSTN TEX WTR & SWR SYS	5,580	5,197	5,000
199820-QY-0	COMAL TEX INDPT SCH DIST	5,285	5,180	5,000
604128-3H-9	MINNESOTA ST	5,435	5,179	5,000
46613Q-AM-6	JEA FLA ST JOHNS RIV PWR PK SYS	5,287	5,165	5,000
40785E-MW-3	HAMILTON SOUTHEASTERN IND SCH	5,027	5,048	4,725
235416-ZU-1	DALLAS TEX WTRWKS & SWR SYS REV	5,044	4,627	4,455
385640-FG-7	GRAND IS NEB ELEC REV SYS	4,743	4,593	4,485
509228-EQ-1	LAKE CNTY ILL ADLAI E STEVENSON HS	4,086	3,942	3,750
491552-PM-1	KENTUCKY ST TPK AUTH	3,704	3,645	3,500
040663-2J-4	ARIZONA ST UNIV REVS	3,577	3,428	3,220
927793-NT-2	RPAR HOLDINGS REF-US RT 58 CORRID	3,250	3,145	3,000
927793-NU-9	VIRGINIA COMWLTH TRANSN BRD	3,230	3,138	3,000
509228-ER-9	LAKE CNTY ILL ADLAI E STEVENSON HS	3,033	2,924	2,795
040663-2K-1	ARIZONA ST UNIV REVS	2,862	2,801	2,645
259291-DD-1	DOUGLAS CNTY NEB SCH DIST	2,690	2,611	2,500
97705L-FZ-5	WISCONSIN ST	2,149	2,112	2,000
235416-A7-9	DALLAS TEX WTRWKS & SWR SYS REV	2,219	2,106	2,045
438670-FF-3	HONOLULU HAWAII CITY & CNTY	2,028	1,951	1,855
678519-FD-6	OKLAHOMA CITY OK	1,146	1,139	1,075
345874-PH-8	FOREST LAKE MINN INDPT SCH DIST	1,050	1,060	1,000
463813-GW-9	IRVING TEX INDPT SCH DIST	1,086	1,056	1,000
659048-CN-0	NORTH DAVIESS IND SCH BLDG CORP	1,082	1,045	1,000
718814-UE-4	PHOENIX ARIZ	1,054	1,036	1,000
93974A-NL-4	WA ST REF-VAR PURP-SER R-03-A	1,042	1,022	1,000
452001-WT-3	ILL EDL AUTH REVS MED TERM	814	773	750
181211-DJ-9	CLARK CNTY WASH SCH DIST NO 101	608	596	570
263417-GJ-0	DU PAGE CO ILL SCH	548	534	520
341535-PW-6	FLORIDA ST BRD ED PUB ED	547	526	500
517840-WW-0	LAS VEGAS VALLEY NEV WTR DIST	531	523	500
799098-DD-7	SAN MIGUEL CNTY COLO SCH DIST	534	523	500
442352-AH-3	HOUSTON TEX AREA WTR CORP	552	522	500
040654-JV-8	AZ ST TRANSN BRD HWY REV	543	521	500
51166F-AD-1	LAKELAND FLA ENERGY SYS REV	538	519	500
54811B-EP-2	LOWER COLO RIV AUTH TEX	505	510	500
159195-MY-9	CHANNELVIEW TEX INDPT SCH DIST	506	485	475
655181-BJ-3	NOBLESVILLE-SOUTHEASTN PUB LIBR	492	480	460
Subtotal States And Political Subdivisions		233,562	226,182	215,965

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES

Corporate Securities
74740F-GF-7	QUAKER OATS CO	6,563	6,340	6,000
134429-AM-1	CAMPBELL SOUP CO	6,491	6,206	6,000
41011W-AH-3	HANCOCK JOHN GLOBAL FDG	6,288	6,183	6,000
855707-AB-1	ST AUTO FINL CORP	5,848	6,045	6,000
035229-CD-3	ANHEUSER BUSCH	4,439	4,351	4,310
438516-AK-2	HONEYWELL INTL INC	3,134	3,059	3,000
615337-AA-0	THE MONY GROUP	2,593	2,572	2,510
075887-AR-0	BECTON DICKINSON CO	1,012	1,007	1,000
693506-AY-3	PPG INDUSTRIES INC	834	833	830
751277-AM-6	RALSTON PURINA CO	511	506	500
Subtotal Corporate Securities		37,713	37,102	36,150

Mortgage-Backed Securities
31394N-4U-9	FHLMC MULTICLASS SER 2713	15,412	15,096	15,000
31394P-3P-6	FHLMC MULTICLASS SER 2740	15,384	15,090	15,000
31394K-AD-6	FHLMC MULTICLASS SER 2687	15,362	15,085	15,000
31395L-VJ-7	FHLMC MULTICLASS PREASSIGN	14,187	13,691	13,586
31394M-A2-6	FHLMC MULTICLASS SER 2708	13,260	13,063	13,000
31394K-G6-5	FHLMC MULTICLASS SER 2693	10,234	10,054	10,000
31395K-CV-3	FHLMC MULTICLASS SER 2905	10,274	9,995	10,000
31395K-PG-2	FHLMC MULTICLASS SER 2903	8,451	8,405	8,453
31394W-HE-1	FHLMC MULTICLASS SER 2784	5,705	5,649	5,667
31393T-CP-9	FNMA REMIC TRUST 2003-92	4,219	4,225	4,265
31394G-H7-1	FHLMC REMIC SERIES 2649	4,246	4,154	4,277
31394Y-LZ-5	FHLMC MULTICLASS SER	3,212	3,166	3,187
31394G-N8-2	FHLMC REMIC SERIES 2659	3,171	3,149	3,186
31393D-DS-7	FNMA REMIC TRUST 2003-58	2,807	2,710	2,783
31394W-HQ-4	FHLMC MULTICLASS SER 2784	2,517	2,475	2,471
31393Y-XE-0	FNMA REMIC SER 2004-45	2,275	2,267	2,268
31394Y-BU-7	FHLMC MULTICLASS PREASSIGN	1,745	1,735	1,736
31395A-LR-4	FHLMC MULTICLASS SER 2807	1,652	1,641	1,614
31394Y-NA-8	FHLMC MULTICLASS PREASSIGN	1,410	1,373	1,382
31362J-E6-8	FNMA ARM #062257	59	60	59
36224V-H5-7	GNMA POOL #339652	35	34	32
31375A-G3-7	FNMA P/T 328818	18	17	17
36225A-ET-3	GNMA PLATINUM P/T 780146	10	11	9
31368H-US-0	FNMA ARM MEGA POOL #190593	2	2	2
Subtotal Mortgage-Backed Securities		135,647	133,147	132,994

TOTAL HELD-TO-MATURITY DEBT SECURITIES		$ 421,791	$ 411,383	$ 400,109

(2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

CUSIP	Description		Cost
CASH & CASH EQUIVALENTS			(in thousands)
31846V-41-9	FIRST AMER TREAS OBLIG		825
665278-70-1	NORTHERN INSTL FDS GOVT SELECT		93,110
Subtotal Money Market Funds			93,935

1667T0-UA-9	CHEVRON CORP		10,997
19121A-WN-7	COCA-COLA CO		10,993
02665J-WG-1	AMERICAN HONDA FIN CORP		10,992
89233G-U6-1	TOYOTA MOTOR CREDIT		9,995
89233G-VQ-6	TOYOTA MOTOR CREDIT		1,000
7426M4-VD-6	PRIVATE EXPT FDG CORP		1,000
Subtotal Commercial Paper			44,976

	CERTIFICATE OF DEPOSIT		100
	ZERO BALANCE CASH SWEEP ACCOUNTS		68
Subtotal Cash and CDs			168
TOTAL CASH & CASH EQUIVALENTS			$ 139,079

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, Investor Relations (517) 324-6629